BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

EXPEDITE

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Aluf Holdings, Inc. Entity or Nevada Business Identification Number (NVID): E0234142012-6
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 94%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 11/15/2019 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) See attached Exhibit A; Article Fourth amended (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Chief Financial Officer/Secretary Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

EXHIBIT "A"

AMENDMENT TO THE ARTICLES OF INCORPORATION OF ALUF HOLDINGS, Inc.

Pursuant to the Laws, of the State of Nevada, and the Article of Incorporation, of Aluf Holdings, Inc., does hereby amend its Articles of Incorporation to read as follows:

Article **FOURTH** is hereby amended to read as follows:

Effective upon the latter of filing of this Articles of Amendment of Articles of Incorporation with the Secretary of State of the State of Nevada and the market announcement by the Financial Industry Regulatory Authority regarding the share combination described herein (the "Effective Time"), each One thousand (1,000) shares of common stock ("Common Stock") of the Corporation issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall automatically be combined and converted, without any action on the part of the holder thereof, into One (1) share of fully paid and nonassessable Common Stock of the corporation (the "Reverse Stock Split"). This Reverse Stock Split shall be effected on a certificate-by-certificate basis, and no fractional shares shall be issued as a result of this Reverse Stock Split. In lieu thereof, the Corporation shall round up each such fractional share to the next highest full share. Each certificate that, prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, represent that number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined pursuant to this Articles of Amendment of Articles of Incorporation. All number of issued and outstanding shares and all amounts stated on a per share basis contained in this Articles of Amendment of Articles of Incorporation are stated after giving effect to the Reverse Stock Split and no further adjustment shall be made as a consequence of the Reverse Stock Split. The number of shares of capital stock the Corporation is authorized to issue after the Reverse Stock Split is 1,000,000,000 (one billion), allocated as follows among these classes and series of stock:

Common Stock Class, par value $0.001 per share – 900,000,000 shares authorized;

Preferred Stock, par value $0.001 per share – 100,000,000 shares authorized.

The participating rights, relative rights, optional or other special rights, powers, designations, preferences, issuance rules, limitations, restrictions and qualifications for each of the classes of stock, as well as the

EXHIBIT "A"

authorized amounts for each, shall be determined, where actively or passively allowed by state and/or federal law, by the bylaws, as amended, as approved by a majority of the duly elected Directors of this corporation.

Executed this 4th day of October 2019, by the CFO and Secretary of the Board of Directors of this corporation, State of Nevada

Teresa McWilliams, Chief Financial Officer and Secretary

WRITTEN CONSENT IN LIEU OF SPECIAL MEETING

OF A MAJORITY

OF THE

SHAREHOLDERS

OF

ALUF HOLDINGS, INC.

The undersigned, constituting shareholders owning shares of Common Stock and Preferred Stock representing a majority of the voting control of Aluf Holdings, Inc., a Nevada corporation (the "**Company**"), hereby consent to and do adopt the following resolutions:

Reverse Stock Split and Amendment to Articles of Incorporation

WHEREAS, the Board of Directors of the Company has adopted resolutions authorizing and approving, and recommending that the shareholders authorize and approve the filing with the State of Nevada an amendment to the Articles of Incorporation (the "**Amendment**"), a copy of which is attached hereto as **Exhibit A**, which will include a 1:1,000 reverse stock split of the outstanding Common Stock of the Company with all fractions of shares being rounded to the nearest whole share (the "**Reverse Split**") and decreasing the authorizes shares of Common and Preferred Stock of the Company from 7,500,000,000 to 1,000,000,000 (the "**Decrease in Authorized Shares**").

RESOLVED, that the filing of the Amendment with the State of Nevada (including the Reverse Split and the Decrease in Authorized Shares) be and hereby is authorized, and approved.

Filing of Consent

RESOLVED, that this written consent shall be placed into the minute book of the Company with the proceedings of the shareholders and that this written consent shall have the same force and effect as if a meeting of the shareholders were held.

IN WITNESS WHEREOF, each of the undersigned shareholders has executed this consent the respective day and year set forth below.

Date: October 3, 2019

Teresa McWilliams, Holder of Two Shares of Series F Preferred Stock (32,068,821,048 of 68,146,244,727 Total Votes, 47.05%) and 577,750,000 Shares of Common Stock (577,750,000 of 68,146,244,727 Total Votes, 0.85%)

Date: October 3, 2019

Donald C. Bennett, Holder of Two Shares of Series F Preferred Stock (32,068,821,048 of 68,146,244,727 Total Votes, 47.05%) and 110,000,000 Shares of Common Stock (110,000,000 of 68,146,244,727 Total Votes, 0.16%)

WRITTEN CONSENT IN LIEU OF SPECIAL MEETING

OF A MAJORITY

OF THE

SHAREHOLDERS

OF

ALUF HOLDINGS, INC.

The undersigned, constituting shareholders owning shares of Common Stock and Preferred Stock representing a majority of the voting control of Aluf Holdings, Inc., a Nevada corporation (the "**Company**"), hereby consent to and do adopt the following resolutions:

Reverse Stock Split and Amendment to Articles of Incorporation

WHEREAS, the Board of Directors of the Company has adopted resolutions authorizing and approving, and recommending that the shareholders authorize and approve the filing with the State of Nevada an amendment to the Articles of Incorporation (the "**Amendment**"), a copy of which is attached hereto as **Exhibit A**, which will include a 1:1,000 reverse stock split of the outstanding Common Stock of the Company with all fractions of shares being rounded to the nearest whole share (the "**Reverse Split**") and decreasing the authorizes shares of Common and Preferred Stock of the Company from 7,500,000,000 to 1,000,000,000 (the "**Decrease in Authorized Shares**").

RESOLVED, that the filing of the Amendment with the State of Nevada (including the Reverse Split and the Decrease in Authorized Shares) be and hereby is authorized, and approved.

Filing of Consent

RESOLVED, that this written consent shall be placed into the minute book of the Company with the proceedings of the shareholders and that this written consent shall have the same force and effect as if a meeting of the shareholders were held.

IN WITNESS WHEREOF, each of the undersigned shareholders has executed this consent the respective day and year set forth below.

Date: October 3, 2019

Teresa McWilliams, Holder of Two Shares of Series F Preferred Stock (32,068,821,048 of 68,146,244,727 Total Votes, 47.05%) and 577,750,000 Shares of Common Stock (577,750,000 of 68,146,244,727 Total Votes, 0.85%)

Date: October 3, 2019

Donald C. Bennett

Donald C. Bennett, Holder of Two Shares of Series F Preferred Stock (32,068,821,048 of 68,146,244,727 Total Votes, 47.05%) and 110,000,000 Shares of Common Stock (110,000,000 of 68,146,244,727 Total Votes, 0.16%)